DISBURSING AGREEMENT

THIS DISBURSING AGREEMENT (“Agreement”) is made and entered into as of February 28, 2017 by and among Cardinal Ethanol, LLC, an Indiana limited liability company (“Borrower”); First National Bank of Omaha, a national banking association (“Lender”) and Stewart Title Company (“Title Company”).

RECITALS:

A.    Borrower and Lender have entered into a First Amended and Restated Construction Loan Agreement dated June 10, 2013 (as amended, the “Credit Agreement”) as amended by that certain Tenth Amendment of First Amended and Restated Construction Loan Agreement of even date with this Agreement between Borrower and Lender (the “Tenth Amendment”), pursuant to which the Lender will extend the Construction Loan (“Loan”) in the total maximum amount of $10,000,000.00 which Borrower may use to draw Soybean Facility Construction Advances for the construction of the Soybean Facility Improvements to the Project upon the Real Estate described on Exhibit A attached hereto (“Property”), and Lender will extend to Borrower the other financial accommodations described in the Credit Agreement.

B.    Title Company has endorsed Lender’s current title policy (the policy, as endorsed, referred to herein as the “Title Policy”) relating to Lender’s Mortgage on the Property as Collateral Agent for the Lenders as Policy No. M9702 - 798048.

C.    Title Company has underwritten the Title Policy and the endorsements.

D.    Borrower and Lender have requested the Title Company to supervise the disbursement of Soybean Facility Construction Advances under the Credit Agreement, in accordance with the terms thereof and of this Agreement.

AGREEMENT:

In consideration of the above recitals, of the Lender’s agreement to lend funds to Borrower under the Credit Agreement, and of the mutual agreements set forth below, the parties agree as follows:

1.     All capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Credit Agreement. As used in this Agreement, the term “Advance” shall mean a Soybean Facility Construction Advance under the Construction Loan used to pay for Soybean Facility Improvements or other sources shown in the Soybean Facility Budget referenced below, and Contractor shall collectively mean any Person supplying labor or materials to or with respect to the Soybean Facility Improvements, their successors and permitted assigns.

2.    Borrower shall submit to the Title Company a copy of the Soybean Facility Budget. If requested by the Title Company, Borrower shall also furnish to the Title Company a

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copy of the Borrower's construction contract for the construction of the Soybean Facility Improvements with any Contractor (collectively, the “Construction Contract”) and the contracts of any other Contractor known to Borrower. Borrower shall keep the Title Company and Lender advised at all times of the names of all Contractors, and of the type of work, materials or services and of the dollar amount covered by each of their respective contracts relating to the Soybean Facility Improvements to the extent known to Borrower. It is understood that only Contractors whose names, contract descriptions and, after a request therefor, contracts have been furnished to Lender and Title Company shall be entitled to receive Advances under this Agreement. It is understood that each Contractor will be responsible for directly paying all subcontractors and material suppliers such Contractor employs in connection with the construction of the Soybean Facility Improvements.

3.    Borrower may obtain Advances for disbursement to Contractors in an amount not to exceed (a) the total of approved construction costs actually incurred and paid or owing by Borrower to the date of the applicable Draw Request for work performed and materials and equipment incorporated in the Soybean Facility Improvements, plus (b) the cost of materials or equipment not incorporated in the Soybean Facility Improvements but delivered to and suitably stored at the Project site in accordance with the terms of the Credit Agreement, plus (c) prepayments for materials or equipment for the Soybean Facility Improvements in accordance with the terms of the Credit Agreement, less (d) prior Advances for such approved construction costs from the Construction Loan or the Borrower’s equity for such approved construction costs and less (e) any retainage required or permitted to be withheld by Borrower in connection with an Advance pursuant to the Construction Contract and the Credit Agreement. Lender shall not be required to make the final Advance for the payment of the full amount of each Contractor’s contract until Lender, in its reasonable discretion, is satisfied that all of the work covered by such contract has been completed, and all requirements set forth in the Credit Agreement have been complied with in all material respects, including the delivery of a certificate of completion and final lien waivers to Lender, Borrower and Title Company.

4.    Lender agrees that it will deliver the executed amendment of the Mortgage required in the Tenth Amendment, when received by Lender, to the Title Company for recording. Lender also agrees that it will Advance under the Credit Agreement through the Title Company as provided in this Agreement, except for Advances made directly to Borrower, any of which shall be made consistently with terms of the Credit Agreement.

5.    Whenever Borrower desires to obtain an Advance, Borrower shall submit to Lender a signed Draw Request, in the form and with the detail and other items required in the Credit Agreement (for the purposes of collecting lien waivers and providing the title insurance provided for in this Agreement), with copies to the Construction Inspector and to Title Company, at least five (5) Business Days prior to the date on which the requested Advance is to be made (“Advance Date”), and complete any other preconditions to extension of an Advance contained in the Credit Agreement, or any other Loan Document. The Draw Request must be signed by Borrower’s authorized representative. Borrower shall also simultaneously submit to the Lender and Title Company the following:

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(a)    A written lien waiver from each Contractor for work done and materials supplied by it which were paid for pursuant to the next preceding Draw Request and whose invoices are in excess of $20,000.00 along with copies of all invoices supporting the Draw Request, in the form required by Lender and/or the Title Company. Such waivers shall be accompanied by a schedule listing all disbursements made from the preceding Advance and the recipients thereof.

(b)    Invoices, Budget Variance Report and such other documents as may be reasonably requested by Lender or the Title Company to establish the cost or value of the Soybean Facility Improvements for which Advances are to be and have been made, and the progress of construction of the Improvements, or as may be required by the Credit Agreement.

The Title Company shall search the appropriate real estate records. The Title Company shall give Lender written notice if any intervening liens, including, but not limited to mechanics’ liens, are disclosed (other than those expressly listed in the Title Policy or subsequent amendments thereto previously given to Lender). If any such intervening liens or other matters, which in Lender’s reasonable judgment jeopardize or adversely affect the Lenders’ security interest in the Project, are disclosed, the Title Company shall refrain from making further disbursements until Lender notifies the Title Company that such intervening liens or other matters have been waived by Lender, satisfied or insured over by the Title Company in a manner acceptable to Lender. Upon demand of Lender, Borrower shall cause any such liens or other matters to be satisfied of record, as provided in the Credit Agreement. The Title Company shall promptly notify Lender if the Title Company believes any Advance has been made without effective lien waivers from the Contractor or Contractors providing for such goods or services as the Advance is intended to make payment.

On each Advance Date, if all the terms and conditions of the Credit Agreement and this Agreement have been complied with by Borrower, to the reasonable satisfaction of Lender, if no Event of Default exists under the Credit Agreement, and if Lender has approved the Draw Request, Lender shall advance to the Title Company, in a manner satisfactory to the Title Company and Lender, the principal amount of the requested Advance (less any required retainage and less amounts payable to and advanced by Lender to itself). The Title Company shall, as promptly as possible thereafter, if all of the conditions of this Agreement have been complied with in a manner satisfactory to the Title Company and Lender, and if the Title Company has not received notice from Lender that an Event of Default exists under the Credit Agreement, disburse the proceeds so received from Lender by delivering to the applicable Contractor entitled to receive such proceeds, by check, wire transfer, or automated clearinghouse transfer, the amounts set forth in such Draw Request.

6.    The provisions of this Agreement specified in paragraph 5 shall not apply with respect to Construction Loan proceeds to be disbursed for the items listed below, which may be disbursed in full upon submission of a Draw Request listing such items signed by Borrower or Lender, and/or the following special documentation, if any, to Lender and the Title Company (unless said disbursement is made to Lender), or as otherwise provided by the Credit Agreement:

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ITEM SPECIAL DOCUMENTATION	SPECIAL DOCUMENTATION
Lender charges (interest, fees, etc.)

Attorneys’ fees (including Lender’s counsel)
and Construction Inspector fees

Real estate taxes on the Project and Project Site

Insurance Premiums

Other indirect (non-construction) items
None Copy of Statement Copy of Bill Copy of Statement As specified by Lender and/or Title Company

If Borrower directly pays certain costs of construction, and Lender and Title Company approve, the Title Company may disburse an Advance, advanced for payment of such construction costs, directly to Borrower, as a reimbursement for such payment; provided that all of the other requirements of this Agreement, including but not limited to the presentation of waivers of lien with respect thereto and other conditions in the Credit Agreement, are fulfilled.

If Borrower requires funds for operations and those funds are not for an expense subject to a mechanic’s lien, Borrower may request an Advance of such funds directly from the Lender. Borrower shall provide the Title Company with a copy of each Draw Request submitted directly to Lender.

7.    The Title Company shall keep records showing the names of all Contractors and other payees to whom Advances are made by the Title Company, the date of each disbursement, and the amount of each disbursement, which records may be inspected by Borrower, Title Company and Lender. After completion of the Soybean Facility Improvements, the Title Company will provide to Lender copies of all original lien waivers and any other documentation related to the Draw Request not previously provided to Lender.

8.    If the Title Company shall determine, in its reasonable judgment, that proper documentation to support a given disbursement, as required by this Agreement, has not been furnished, the Title Company shall withhold payment of all or such portion of such disbursement as shall not be so supported by proper documentation, and shall promptly notify Borrower and Lender of the discrepancy in or omission of such documentation. Until such time as such discrepancy or omission is corrected to the satisfaction of the Title Company, it shall withhold such amount. In the event that such discrepancy or omission is not corrected within a reasonable time, the Title Company shall, upon demand of Lender, return such withheld funds to Lender, and the indebtedness of Borrower to Lender under the Credit Agreement shall be credited with the amount of such funds. Such returned funds shall remain available for readvancement under the Credit Agreement, if the requirements thereof and hereof with respect thereto are later met.

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The Title Company shall not be liable for determining, calculating, or confirming any amounts due, or for the failure to determine, calculate, or confirm the above amounts. Further, the Title Company shall not be liable to any party to this Agreement for any interest on undisbursed funds.

9.    Borrower shall be responsible for making inspections of the Soybean Facility Improvements during the course of construction, and shall determine to its own satisfaction that the work done or material supplied by the Contractors to whom disbursements are to be made out of each Advance has been properly done or supplied in accordance with applicable contracts with such Contractors. The Title Company and Lender shall not be required to conduct any inspection of the Soybean Facility Improvements or Project. In addition, any inspection of the Soybean Facility Improvements or Project conducted by or on behalf of the Title Company or Lender shall be for the benefit of the Title Company or Lender, and Borrower shall not be entitled to rely on the results of any such inspection.

10.    It is expressly understood and agreed that neither Lender nor the Title Company assumes any liability or responsibility for the satisfactory completion of the Soybean Facility Improvements, for the adequacy of funds advanced or disbursed by any of them pursuant hereto and to the Credit Agreement to complete the Improvements, for inspections during construction, or for any acts on the part of Borrower or any Contractor to be performed in the construction of the Soybean Facility Improvements.

11.    Any notice required or permitted to be given by any party hereto to any other party hereto under the terms of this Agreement shall be deemed to have been given on the day two (2) business days after the same is deposited with an overnight courier or in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the address set forth opposite its name below, or to any other address specified in a notice given by such party to the others not less than ten (10) days prior to the effective date of the address change, or on the day sent if sent by confirmed facsimile:

If to Borrower:	Cardinal Ethanol, LLC
1554 North 600 E
Union City, Indiana 47930
Attention: Jeff Painter

If to Lender:                First National Bank of Omaha
1620 Dodge Street, Stop 1029
Omaha, Nebraska 68197-1029
Attention: Amos Alstrom
Facsimile: (402) 633-3519

If to Title Company:            Stewart Title Company
20 East 91st Street
Indianapolis, Indiana 46240
Attn.: Lisa Ingram

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Facsimile: (317) 818-2410

    12.     All documents required to be delivered by Borrower to Lender or the Title Company pursuant to this Agreement shall be in form and content reasonably acceptable to Lender or the Title Company, as the case may be.

13.     The Title Company agrees that it is the “closer” for the transaction described in this Agreement, and that it will disburse all payments to Contractors or others required by this Agreement, and that for the purposes of the information reporting requirements to the Internal Revenue Service, shall file any informational returns and any other documentation required by the Internal Revenue Code and any regulations and revenue rulings issued by the Internal Revenue Service, and any state information returns required by the applicable state revenue agency relating to the closing of transactions and disbursing Advances. The Title Company agrees to provide copies of such documentation to Lender and other records relating to the disclosure requirements of this paragraph upon written request of Lender. The Title Company agrees to save, indemnify, defend, and hold Lender harmless from any losses, claims, damages, or costs of any kind and nature relating to the Title Company’s failure to comply with the requirements of this paragraph. This indemnity shall be effective notwithstanding any other indemnification provision or exculpation provisions of this Agreement releasing Title Company from responsibilities for actions or omissions of the Title Company in connection with this Agreement.

14.    Borrower agrees to pay the Title Company $200.00 for each disbursement it makes, and an update search of $175 for each disbursement as compensation for its services as described in this Agreement. Additionally, Borrower will pay the Title Company a fee of $10.00 for each check and lien waiver paid to and collected from a Contractor or a contractor employed directly by Borrower.

15.    All of Lender’s rights herein are in addition to, and not substitution of, Lender’s other rights under the Credit Agreement and other Loan Documents as Agent or a Lender. No parties shall have been deemed to have waived any right hereunder, unless such waiver is in writing signed by the party to be charged thereby. This Agreement shall be governed by the laws of the State of Nebraska, without regard to its conflicts or choice of law provisions. Provided, however, that the law applicable to all questions of lien validity, priority, and satisfaction shall be determined by the substantive law of the State of Indiana. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof.

16.    This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

CARDINAL ETHANOL, LLC

By:    /s/ William Dartt
Title:    CFO

LENDER:

FIRST NATIONAL BANK OF OMAHA

By:    /s/ Amos Alstrom
Title:    Vice President

TITLE COMPANY:

STEWART TITLE COMPANY

By:    /s/ Lisa L. Ingram
Title:    Commercial Manager

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EXHIBIT A

Legal Description:

Tract I, containing 207.623 acres

Situated in the Northeast and Southeast Quarters, both being in Section 17, Township 20 North, Range 15 East, Wayne Township, Randolph County, Indiana, being more particularly described as follows:

Beginning at a mag nail found at the southeast corner of the Southeast Quarter in Indiana State Highway No. 32;

Thence North 89°50’43” West 1993.12 feet (bearing base established from State Plan Coordinates) along the south line of said Southeast Quarter, Indiana State Highway No. 32, to a mag nail set, witness an iron rod set North 00°09’17” East 30.00 feet (all iron rods set are 5/8” rebar with plastic cap stamped “RLS 20400025”);

Thence North 00°09’17” East 332.46 feet, to an iron rod set;

Thence North 89°50’43” West 298.90 feet, to an iron rod set;

Thence South 00°09’17” West 332.46 feet, to a mag nail set on the south line of said Southeast Quarter, witness an iron rod set North 00°09’17” East 30.00 feet;

Thence North 89°50’43” West 502.27 feet, along said south line, in said highway, to a mag nail found at said southwest corner of said Southeast Quarter, witness a concrete post found North 01°31’35” East 30.52 feet;

Thence North 01°31’35” East 2649.53 feet along the west line of said Southeast Quarter, to an iron rod set at the northwest corner of said Quarter (all iron rods set are 5/8” rebar with plastic cap stamped “RLS 20400025”);

Thence North 01°31’35” East 378.81 feet along the west line of said Northeast Quarter, to an iron rod set on the south right-of-way of the New York Central Lines Railroad;

Thence North 77°15’15” East 2775.43 feet along said south right-of-way, to a mag nail set on the east line of said Northeast Quarter, in Randolph County Road 600 East, witness a concrete end post found South 77°15’15” West 21.33 feet;

Thence South 00°40’05” West 1012.22 feet along the east line of said Northeast Quarter, in said County Road to an iron rod found at the southeast corner of said Northeast Quarter;

Thence South 00°23’58” West 2635.04 feet along the east line of said Southeast Quarter, in said road, to the point of beginning, containing 207.623 acres, more or less, there being 43.128 acres, more or less, in the Northeast Quarter and 164.495 acres, more or less, in the Southeast Quarter.

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Tract II, containing 87.598 acres

Situated in the Northwest and Southwest Quarters, both in Section 17, Township 20 North, Range 15 East, Wayne Township, Randolph County, Indiana, being more particularly described as follows:

Beginning at a mag nail found at the southeast corner of the Southwest Quarter, in Indiana State Highway No.32, witness a concrete end post found North 01°31’35” East 30.52 feet;

Thence North 89°42’11” West 1320.67 feet (bearing base established from State Plan Coordinates) along the south line of said Southwest Quarter, in said State Highway, to a mag nail set at the Southeast corner of a 63.39 acre tract as recorded in Instrument 0002247, witness a concrete end post found North 01°12’42” East 30.49 feet;

Thence North 01°12’42” East 2652.77 feet along the east line of said 63.39 acre tract, to an iron rod set on the North line of said Southwest Quarter;

Thence North 01°12’42” East 64.26 feet, entering into the Northwest Quarter, to an iron rod set on the south right-of-way of the New York Central Lines Railroad (all iron rods set with plastic cap stamped 7955);

Thence North 77°15’15” East 1377.82 feet along said right-of-way, to an iron rod set on the east line of said Northwest Quarter;

Thence South 01°31’35” West 378.81 feet along the east line of said Northwest Quarter, to an iron rod set at the southeast corner of said Quarter;

Thence South 01°31’35” West 2649.53 feet along the east line of said Southwest Quarter, to the point of beginning, containing 87.598 acres, more or less, there being 80.807 acres, more or less, in the Southwest Quarter and 6.791 acres, more or less, in the Northwest Quarter.

Tract III, containing 65.25 acres
Situated in the Southwest Quarter, Section 17, Township 20 North, Range 15 East, Wayne Township, Randolph County, Indiana, being part of a 65.25 acre tract, all of a 1½ acre tract and all of two (2) 1 acre tracts, all being described in Instrument No. 20154971, as recorded in the Randolph County Recorder’s Office, being more particularly described as follows:

Beginning at an iron rod found in the southwest corner of said Southwest Quarter, in the intersection of Randolph County Road 500 East and Randolph County Road 125 North;

Thence North 01 degrees 06 minutes 01 seconds East (bearings are based upon GPS Coordinates, Projection Set: USA/NAD83/Indiana East) 1,628.08 feet along the west line of said Quarter, in said Randolph County Road 500 East, to a point, witness an iron rod set South 88 degrees 51 minutes 24 seconds East 20.00 feet (all iron rods set are 5/8” rebar with a plastic cap stamped “Beals-Moore RLS 20400025”);

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Thence South 88 degrees 51 minutes 24 seconds East 444.50 feet along the south line of a 1.5 acre tract, as described in Deed Record Book 268, Page 7, to an iron rod set;

Thence North 01 degrees 06 minutes 01 seconds East 753.56 feet along the east line of said 1.5 acre tract and the east line of a 12 foot Alley, to an iron rod set at the east terminus of the north right of way line of Mill Street;

Thence North 77 degrees 17 minutes 31 seconds East 20.77 feet on the extension of said north right of way line, to an iron rod set on the west line of a 3.577 acre tract, as described in Instrument No. 20063915;

Thence South 01 degrees 06 minutes 01 seconds West 63.40 feet along said west line and the west line of a 0.612 acre tract, as described in Instrument No. 20141086, to an iron rod found with cap stamped “Bergman - 900018”;

Thence North 77 degrees 17 minutes 10 seconds East 888.37 feet along the south line of said 0.612 acre tract, to an iron rod found with cap stamped “Bergman - 900018” on the west line of an 87.598 acre tract, as described in Instrument No. 20066053;

Thence South 01 degrees 13 minutes 04 seconds West 2,516.54 feet along said west line, to the sound line of said Quarter, in Indiana State Highway No. 32, witness a concrete post North 01 degrees 13 minutes 04 seconds East 30.50 feet;

Thence North 89 degrees 41 minutes 58 seconds West 1,322.31 feet along said south line, in said Highway and said Randolph County Road 125 North, to the point of beginning, containing 65.387 acres, more or less, as shown on Drawing No. C-3518, dated 28 October 2016, being subject to the right-of-way of Randolph County Road 500 East, Randolph County Road 125 North and Indiana State Highway No. 32 and to all legal easements of record.

And

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Commencing 40 rods South of the Northwest corner of the Southwest Quarter of Section 17, Township 20 North, Range 15 East, at the southwest corner of Lot 5 in
Alexander’s Addition to Harrisville, Indiana, thence east 29 rods and 2 feet, thence north to the north line of Mill Street, thence northeastwardly with the line of the C.C.C. St. L. Railway to the east line of the west half of the Southwest Quarter, aforesaid; thence south to the south line of said Section 17, thence west 55 rods, thence north 10 rods 10 ½ feet, thence west 15 rods and 14 feet, thence north to a point 41 ½ rods north of the south line of said section, thence west to the section line of said Section 17, thence north 76 2/3 rods to the place of beginning, containing 65.25 acres, in Wayne Township, Randolph County, Indiana.

ALSO, commencing nine and one-fourth (9¼) rods east of the southwest corner of the west half of the west half of the Southwest Quarter of Section Seventeen (17), Township Twenty (20) North, Range Fifteen (15) East, thence east fifteen (15) rods fourteen and one-half (14½) feet; thence north ten (10) rods ten and one-half (10½) feet, thence west fifteen (15) rods fourteen and one-half (14½) feet, thence south ten (10) rods ten and one-half (10½) feet to the place of beginning, containing one (1) acre, more or less.

ALSO, commencing twenty-six (26) rods north of the southwest corner of the West half of the Southwest Quarter of Section Seventeen (17), Township Twenty (20) North, of Range Fifteen (15) East, thence east nine and one-fourth (9¼) rods, thence north seventeen and one-third (171/3) rods; thence west nine and one-fourth (9¼) rods, thence south seventeen and one-third (171/3) rods to the place of beginning, containing one (1) acre more or less.

EXCEPTING THEREFROM: Beginning at the Southwest corner of the Southwest Quarter of Section Seventeen (17), Township Twenty (20) North, Range Fifteen (15) East, thence north on the west section line one thousand five hundred ninety-six (1,596) feet for a beginning point; thence north approximately three hundred eighty (380) feet on the west section line to a point 40 rods south of the Northwest corner of the Southwest Quarter of Section Seventeen (17), Township Twenty (20) North, Range Fifteen (15) East, thence east parallel with the north section line four hundred forty-two (442) feet, thence south parallel with the west section line approximately three hundred eighty (380) feet, thence west parallel with the north section line four hundred forty-two (442) feet, to the place of beginning, containing 3.86 acres, more or less, in Wayne Township, Randolph County, Indiana, including the 1.5 acres, previously deeded in Deed Record 222 at page 515 in the office of the Recorder of Randolph County, Indiana.

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